EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated August 26, 2003 in this Registration Statement on Form SB-2 of FIC Investments USA, Corp.

We also consent to the references to us under the heading "Experts" in such Document.

December 1, 2004

Lopez, Blevins, Bork & Associates, LLP
--------------------------
Lopez, Blevins, Bork & Associates, LLP
Houston, Texas